SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[] Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                        Commission Only (as permitted
                                        by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


            Central Vermont Public Service Corporation
         (Name of Registrant as Specified In Its Charter)


        ...................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   ...............................................................

2) Aggregate number of securities to which transaction applies:

   ...............................................................

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   ................................................................

4) Proposed maximum aggregate value of transaction:

   ................................................................

5) Total fee paid:

   ................................................................

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

   .............................................

2) Form, Schedule or Registration Statement No.:

   .............................................

3) Filing Party:

   .............................................

4) Date Filed:

   .............................................


CENTRAL VERMONT PUBLIC SERVICE CORPORATION
Robert H. Young
PRESIDENT AND CHIEF EXECUTIVE OFFICER





March 21, 1997





Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Central Vermont Public Service Corporation at 10:00 a.m. on Tuesday, May 6, 1997 at the Holiday Inn, Route 7 South, Rutland, Vermont. Refreshments will be served at 9 a.m.

At this meeting you will be asked to elect four Directors to serve for a three-year term and one Director to serve for a two-year term. Also, you will be asked to approve a Stock Option Plan for Key Employees and a Restricted Stock Plan for Non-employee Directors and Key Employees.

Your vote is very important to us. In order to ensure that your shares may be represented at the meeting and to avoid additional expense of solicitation, we urge that you promptly vote, sign and return the enclosed proxy in the return envelope provided. If you do plan on attending the Annual Meeting, which we hope you will, you may revoke your proxy and vote your shares in person.

Thank you for your confidence and continued support.


Sincerely,

ROBERT H. YOUNG
President and
Chief Executive Officer


                  CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                             77 Grove Street
                          Rutland, Vermont 05701
                          ______________________
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         Be Held on May 6, 1997


To the Holders of Common Stock:

     The Annual Meeting of Stockholders of Central Vermont Public Service Corporation will be held at the Holiday Inn, Route 7 South, Rutland, Vermont, on Tuesday, May 6, 1997, at 10 A.M., (Eastern Daylight Saving
Time), for the following purposes:

      1.   To approve the Stock Option Plan for Key Employees.

      2. To approve the Restricted Stock Plan for Non-employee Directors and Key Employees.

      3. To elect four directors for a term of three years and to elect one director for a term of two years; and

      4. To act upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the meeting or at any adjournments thereof.

     Each of the above items is described in the Proxy Statement which accompanies this Notice.

     The Board of Directors has fixed the close of business on February 26, 1997, as the record date for the determination of the holders of the Company's Common Stock entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                             By Order of the Board of Directors,

                             Joseph M. Kraus, Vice President,
                             Secretary and General Counsel

Rutland, Vermont
March 21, 1997


                           YOUR VOTE IS IMPORTANT

All holders of Common Stock, whether or not they plan to attend the meeting in person, are urged to VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY in the envelope provided.

                 CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                             77 Grove Street
                          Rutland, Vermont 05701
                          ______________________

                                                    March 21, 1997
                             PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Central Vermont Public Service Corporation ("CVPS", the "Company" or the "Corporation"), a Vermont corporation. The solicited proxies will be voted at the Annual Meeting of Stockholders to be held at the Holiday Inn, Route 7 South, Rutland, Vermont at 10:00 a.m. on May 6, 1997 and at any and all adjournments thereof.

     Proxies in the accompanying form, unless previously revoked, will be voted as directed by the stockholders giving such proxy. If no direction is given, proxies will be voted FOR the Stock Option Plan for Key Employees, FOR the Restricted Stock Plan for Non-employee Directors and Key Employees, and FOR the election, as directors, of the five nominees listed on the proxy. Any proxy may be revoked by written notice or by a duly executed proxy bearing a later date delivered to the Secretary of the Company at any time before it is exercised, or by attending the Annual Meeting and voting in person.

     The Company will bear the cost of solicitation hereunder. The solicitation of proxies by mail may be followed by solicitation by officers or other employees or representatives of the Company. In addition, the Company has retained Morrow & Co., a proxy solicitation firm, to assist in the solicitation of proxies for the meeting. The estimated fee for such services is $6,500 plus reimbursement of reasonable out-of-pocket expenses. The Company will request banks, brokers and other similar agents or fiduciaries to forward these proxy materials to beneficial owners of stock, and, if requested, will reimburse them for the costs thereof.

     A copy of the Annual Report of the Company containing its audited financial statements for 1996 accompanies this Proxy Statement.

     The Proxy Statement and form of Proxy were first sent to stockholders on or about the date of this Notice.

                            VOTING SECURITIES

     There were 11,519,748 outstanding shares of Common Stock, each share being entitled to one vote, at the close of business on February 26, 1997, the record date for determination of stockholders entitled to notice of and to vote at the meeting.

     In accordance with Securities and Exchange Commission ("SEC") rules, boxes and a blank space are provided on the proxy card for stockholders to designate whether they wish to vote "FOR" or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees for director. Under Vermont law, in order for action to be taken on a matter, a quorum must exist as to that matter, which is defined for this purpose as a majority of the votes entitled to be cast in person or by proxy on the matter. Abstentions are counted in determining whether a quorum has been reached on a particular matter. If a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions are not counted as opposing votes.

     A plurality of the votes cast by the shares entitled to vote in the election is required for the election of directors (i.e. the nominees receiving the greatest number of votes will be elected at a meeting at which a quorum is present). Abstentions are not counted for purposes of the election of directors.

                                ARTICLE 1.
                    STOCK OPTION PLAN FOR KEY EMPLOYEES

     In order to attract, retain and motivate talented key employees who will exert their best efforts and work toward the long term best interests of the Company and its subsidiaries, the Board of Directors has adopted, subject to stockholder approval, the Stock Option Plan for Key Employees ("Key Employee Plan"). The Key Employee Plan is intended to strongly ally the interest of Company management with that of stockholders and provide significant incentives for management to increase stockholder value. The Key Employee Plan is a successor to the plan adopted by the stockholders in 1988.

     The text of the Key Employee Plan is included as Schedule A.

The Key Employee Plan

     The Key Employee Plan provides to key employees of the Company and its subsidiaries, options to purchase shares of Common Stock of the Company. The key employees to whom options may be granted under this plan will be determined from time to time by the Compensation Committee of the Board of Directors. It is anticipated that approximately 15 individuals, including the named executive officers in the Summary Compensation Table, will be eligible to participate in the Key Employee Plan.

     The total number of shares of Common Stock of the Company which may be issued with respect to awards under the Key Employee Plan may not exceed 350,000 shares, subject to proportional adjustments to reflect certain stock changes, such as stock dividends and stock splits. No options have been granted under the Key Employee Plan.

     Options granted under the Key Employee Plan will be non-qualified stock options. The option price for all options granted under this plan will not be less than the fair market value of a share of Common Stock on the date of a grant. The number of stock option awards will be determined by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised entirely of outside Directors.

     The Compensation Committee has the sole authority to revise or amend any provision of the Key Employee Plan, except that an option cannot be amended to decrease a key employee's rights under such option without that employee's consent. The Board of Directors of the Company may from time to time amend or discontinue the granting of stock options or terminate the Key Employee Plan, provided, however, that no such action may increase the maximum number of shares of Common Stock available for awards under this plan, or increase the time limits for granting or exercising previously awarded stock options under this plan.

Federal Income Tax Treatment

     The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the exercise of options under the Key Employee Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. Because the following is only a brief summary of the general federal income tax rules, recipients of options under the Key Employee Plan should not rely solely on this summary for individual tax advice, as each recipient's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each recipient is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

     In general, there are no tax consequences to the optionee or to the Company on the grant of a stock option which does not qualify as an incentive stock option within the meaning of Section 422 of the Code (a "non-qualified stock option"). On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company (subject to Section 162(m) of the Code) will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Upon a subsequent disposition of the shares received under a non-qualified stock option, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a capital gain or loss. In respect of any such disposition, the Company will not be entitled to a tax deduction. Optionees subject to the Section 16(b) insider trading rules generally are now subject to the same tax consequences with respect to a non-qualified stock option as any other optionee.

     The Company will generally be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient in connection with options exercised under the Key Employee Plan.

     Special rules will apply in cases where a recipient of an option pays the exercise price by delivering previously owned shares of Common Stock. The surrender of such shares will not result in the recognition of gain with respect to such surrendered shares, but a like number of shares acquired will have a carryover basis. If an optionee surrenders shares of Common Stock to satisfy applicable withholding tax requirements, the surrender of such shares may result in the recognition of gain or loss in respect thereof.

     The terms of the Key Employee Plan accelerate the ability of the recipient to exercise the option in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such "excess" payments. Recipients of options should consult their own tax advisors as to whether accelerated vesting of an option in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

     Under Section 162(m) of the Code, compensation paid by the Company in excess of $1 million for any taxable year to "Covered Employees" generally is deductible by the Company for federal income tax purposes only if such compensation is based on the performance of the Company, is paid pursuant to a plan approved by stockholders of the Company, and meets certain other requirements. Generally, "Covered Employee" under Section 162(m) means the Chief Executive Officer and the four other highest paid executive officers of the Company as of the last day of the Company's taxable year.

Approval of the Plan

     To become effective, the votes cast in favor of the Key Employee Plan must exceed the votes cast opposing the Plan provided that a quorum is present. Abstentions are not treated as votes against the proposal. In addition, because the Company is a regulated utility, the Key Employee Plan may not become effective without the approval of the Vermont Public Service Board.
The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR Article 1.

                             ARTICLE 2.
   RESTRICTED STOCK PLAN FOR NON-EMPLOYEE  DIRECTORS AND KEY
EMPLOYEES

     The Board of Directors adopted a revised Management Incentive Plan ("Plan") to be effective in 1997. The Plan more strongly ties officer compensation to stockholder fortunes, puts more officer compensation "at risk" and utilizes the Key Employee Plan in addition to the Restricted Stock Plan for Non-employee Directors and Key Employees ("Restricted Stock Plan") in making these strong connections.

     The text of the Restricted Stock Plan is included as Schedule B.

     The short-term incentive portion of the Plan has a funding 'trigger' which is the rate of return allowed by the Vermont Public Service Board.
If the targeted return on equity is achieved, an award pool is funded and awards are allocated to eligible individuals based on three measures - (1) Return on Equity, (2) Individual Performance and (3) Customer Satisfaction. Performance measures must be met to receive an award. Each measure is equally weighted. It is contemplated that the measures will change from time to time to correspond to the Company's business objectives.

     The achievement of the measures above determines the annual award. Any award earned, as determined by the Board, will be paid out 50% in cash, and 50% in restricted Common Stock. Under the formerly approved plan, any awards were paid exclusively in cash. The adoption of the Restricted Stock Plan will permit the payment to include both a cash and a stock component.

     In 1996, the Board of Directors adopted a compensation plan to further strengthen the connection between the Company's long term performance, stockholder interests and their own compensation. As part of that Plan, non-employee directors will receive 50% of their annual retainer in restricted Common Stock. Again, the adoption of the Restricted Stock Plan will permit the retainer to be paid in both cash and restricted stock.

The Restricted Stock Plan

     The Board of Directors of the Company has adopted, subject to stockholder approval, the Restricted Stock Plan for Non-employee Directors and Key Employees. The Restricted Stock Plan provides to non-employee directors and key employees of the Company and its subsidiaries, Common Stock with a three-year vesting restriction, in the place of a portion of cash compensation they otherwise would receive. Recipients of restricted stock awarded under the Restricted Stock Plan will receive dividends on a current basis and will be entitled to vote these shares after they are granted and before the restrictions lapse. Recipients do not receive the shares (are not vested) until the restrictions lapse or they retire, become disabled, or die.

     It is anticipated that all non-employee directors (currently 10) and 15 key employees, including the named executive officers in the Summary Compensation Table, will be eligible to participate in the Restricted Stock Plan.

     The total number of shares awarded under this Restricted Stock Plan may not exceed 70,000 shares subject to proportional adjustments to reflect certain stock changes, such as stock dividends and stock splits. The purpose of this Restricted Stock Plan is to replace current cash compensation with time-restricted Common Stock. The intent is to strengthen the relationship between the directors, individual key employee performance, Company performance and stockholder interests. No shares have been awarded under the Restricted Stock Plan.

Approval of the Plan

     To become effective, the votes cast in favor of the Restricted Stock Plan must exceed the votes cast opposing this plan provided that a quorum is present. Abstentions are not treated as votes against the proposal. In addition, because the Company is a regulated utility, the Restricted Stock Plan may not become effective without the approval of the Vermont Public Service Board.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR Article 2.

                              ARTICLE 3.
                       ELECTION OF DIRECTORS

     The Company's Articles of Incorporation and By-Laws provide for the division of the Board of Directors into three classes having staggered terms of office as nearly equal in number as possible. In order to meet the changing needs of the Company, the Board of Directors has increased the number of directors by resolution from nine to eleven. This will permit the Company to expand the scope, expertise and diversity of its Board of Directors.

     The nominees for election at this Annual Meeting of Stockholders to serve as directors for a term which expires at the year 2000 Annual Meeting are: Robert L. Barnett, Frederic H. Bertrand, Robert G. Clarke and Mary Alice McKenzie. Frederic H. Bertrand and Mary Alice McKenzie were elected at the 1994 Annual Meeting and have served as directors since 1984 and 1992, respectively. Robert L. Barnett was appointed director of the Company at the December 1996 meeting of the Board of Directors to serve until the 1997 Annual Meeting to fill the vacancy created by the retirement of Robert D. Stout. Robert G. Clarke is a new nominee to the Board of Directors.

     In order to keep the classes of directors as nearly equal in number as possible, Patrick J. Martin is a new nominee for election at this Annual Meeting to serve as a director for a two-year term which expires at the 1999 Annual Meeting.

     Elizabeth Coleman resigned in December 1996 in order to devote more time to her responsibilities as President of Bennington College. Pursuant to the By-Laws, the Board of Directors appointed Rhonda L. Brooks to fill her term which expires at the 1999 Annual Meeting.

      A vacancy has been created in the class of directors whose terms will expire at the 1998 Annual Meeting by the death of Gordon P. Mills on January 16, 1997. The Board of Directors, which has authority to fill the vacant position, is considering candidates to serve the remainder of Mr. Mills' unexpired term.

     Proxies will be voted (unless otherwise instructed) in favor of the election of the five nominees as indicated in the table below. Each of the nominees has consented to serve as a director if elected. While it is not anticipated that any of the persons listed will be unable to serve as a director, if any of the persons listed are unable to serve, then the proxies will vote for such other person or persons as the present Board of Directors shall determine.

     The following sets forth certain information, including business experiences during the past five years, regarding the nominees for director, as well as all directors presently serving on the Board whose terms will expire after the 1997 Annual Meeting.


                                                                 Director
                                                                  Since
                                                                 --------
Nominees for directors whose terms will expire in year 2000:
Frederic H. Bertrand, age 60, Retired Chairman of the Board        1984
 and Chief Executive Officer, National Life Insurance Co.,
 Montpelier, Vermont effective February 7, 1997. Mr.
 Bertrand is also a Director of Catamount Energy
 Corporation and The Chittenden Corporation.

Mary Alice McKenzie, age 39, President, McKenzie of Vermont,       1992
 Burlington, Vermont (Manufacturer of Meat Products).
 Ms. McKenzie is also a Director of Vermont Electric
 Power Company, Inc. and Eastern Bancorp, Inc.

Robert L. Barnett, age 56, Corporate Vice President, IDEN          1996
 Group, Motorola, Schaumburg, Illinois (Communications
 Equipment); President, Nexteps, Inc. (Telecommunications
 Consulting Firm),  Lake Forest, Illinois from 1993 to 1995;
 President,  Ameritech Bell Group, Chicago, Illinois from
 1989 to 1992.  Mr. Barnett is also a Director of Johnson
 Controls, Inc., and U.S. Gypsum, Inc.

Robert G. Clarke, age 46, President, Vermont Technical
 College, Randolph Center, Vermont.  Mr. Clarke is also a
 Director of the Granite Savings Bank.

Nominee for director whose term will expire in year 1999:

Patrick J. Martin, age 56, President, Canadian & Americas
 Customer Operations from 1996 to present and President, Office Document Products Division from 1993 to 1996 at Xerox Corporation, Rochester, New York (Office
 Products); President and General Manager, Americas
 Operations, Xerox Corporation, Stamford, Connecticut from 1991 to 1993. Mr. Martin is also a Director of Comptek Research.

Directors whose terms will expire in year 1999:

Rhonda L. Brooks, age 44, Vice President, Investor                 1996
 Relations since January 1997, and Vice President,
 Marketing, Composites, Owens Corning, Toledo, Ohio,
 1995 - 1996 (Building Materials and Fiberglass
 Composites); Senior Vice President and General
 Manager, PlyGem Industries, Inc. from 1994 to 1995;
 Vice President, Oral Care and New Product Strategies,
 Warner-Wellcome and Vice President, Marketing,
 Warner-Lambert Company from 1990 to 1994.

Preston Leete Smith, age 66, Retired Chief                         1977
 Executive Officer, S-K-I Ltd. (Ski Business)
 in 1996. Mr. Smith is also a Director of
 Catamount Energy Corporation and until his resignation
 on February 19, 1997 a Director of Vermont Electric
 Power Company, Inc.

Robert H. Young, age 49, President and Chief Executive Officer     1995
 of the Company; Executive Vice President and Chief
 Operating Officer of the Company from 1993 to 1995;
 Senior Vice President and Chief Financial Officer of
 the Company from 1988 to 1993; Vice President and
 Chief Financial Officer of the Company from 1987 to
 1988. Mr. Young is also Director, President and
 Chief Executive Officer of Connecticut Valley
 Electric Company Inc., and Catamount Energy
 Corporation; Director and Chairman of Vermont Yankee
 Nuclear Power Corporation; Director of Vermont
 Electric Power Company, Inc., Vermont Electric
 Transmission Company, Inc. and Yankee Atomic Electric.

Directors whose terms will expire in year 1998:

Luther F. Hackett, age 63, President, Hackett, Valine &            1979
 MacDonald, Inc., Burlington, Vermont (Insurance Agents).
 Mr. Hackett is also Director of Catamount Energy
 Corporation, Vermont Electric Transmission Company,
 Inc., and Chairman and Director of Vermont Electric
 Power Company, Inc. and Banknorth Group, Inc.

F. Ray Keyser, Jr., age 69, Chairman of the Board of the           1980
 Company; Of Counsel, Keyser, Crowley, Meub, Layden,
 Kulig & Sullivan, P.C., Rutland, Vermont (Lawyers).
 Mr. Keyser is also Director of Catamount Energy
 Corporation, Vermont Electric Power Company, Inc.,
 Vermont Yankee Nuclear Power Corporation and
 Director/Trustee of Keystone Group, Inc.


Vote Required

     The election of a director requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

The Board of Directors recommends a vote FOR Article 3.

Meetings of the Board

     During 1996, the directors held nine regular meetings and four special meetings of the Board. Each director attended at least 75% of the aggregate of all meetings of the Board and committees of which he or she was a member.

Committees of the Board

     The Company has standing Executive, Audit, Compensation and Nominating committees of its Board of Directors. Members of the committees are appointed annually by the Board of Directors.

     The Executive Committee has substantially all powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board. The present members of the Executive Committee are F. Ray Keyser, Jr., Chairperson, Frederic H. Bertrand, Luther
F. Hackett, Preston Leete Smith and Robert H. Young. No meeting was held during 1996.

     The Audit Committee reviews and reports to the Board of Directors on the findings and recommendations of the Company's independent public accountants, the Company's internal audit procedures, examinations by regulatory authorities and matters having material effect on the Company's financial operations. The present members of the Audit Committee are Luther F. Hackett, Chairperson, Robert L. Barnett, Rhonda L. Brooks, and Mary Alice McKenzie. During 1996, the Audit Committee held five meetings.

     The Nominating Committee is responsible for recommending candidates for election as directors of the Company. The Nominating Committee will consider recommendations by the stockholders for nomination as directors. Recommendations should be forwarded to the Secretary of the Company on or before December 1 preceding the Annual Meeting for which such nomination is sought. The present members of the Nominating Committee are Mary Alice McKenzie, Chairperson, Robert L. Barnett, F. Ray Keyser, Jr. and Robert H. Young. During 1996, the Nominating Committee held four meetings.

     Mr. Mills was a member of the Audit and Compensation Committees until his death in January 1997. Mr. Stout was a member of the Audit and Nominating Committees until his retirement in December 1996. Ms. Coleman was a member of the Audit and Compensation Committees until her resignation in December 1996.

     Information regarding the Company's Compensation Committee is set forth under the caption "Compensation Committee Interlocks and Insider Participation".

Directors' Compensation

     To further strengthen the connection between the Company's long term performance, stockholder interests and their own compensation, the Board of Directors adopted a new compensation plan, the Restricted Stock Plan for Non-employee Directors and Key Employees (pending stockholder approval and the Vermont Public Service Board). Under this plan, non-employee directors will receive 50% of their annual retainer in Common Stock (instead of in cash) with a three-year vesting restriction. As part of this effort to more closely align interests and as part of the Company's effort to expand its Board of Directors, the Board adjusted the annual retainer to $10,000 (from $7,200 in 1996 and $9,000 prior to 1995). The Restricted Stock Plan for Non-employee Directors and Key Employees is described in Article 2.

     Members of the Executive Committee are paid an additional retainer of $500. The Chair of each committee receives an additional $2,000 retainer. Directors are also paid $700 for each Board meeting attended and $350 for each committee meeting attended if held on the same day as a meeting of the Board or held by telephone, and a fee of $700 for attendance at each other meeting of such committee. The Chairman of the Board does not receive a salary, however, is paid an annual retainer of $30,000. All directors are reimbursed for expenses incident to their services as directors. As President and Chief Executive Officer, Mr. Young receives no director's retainer or other fees for serving on the Board or any of its committees or for services performed for consolidated subsidiary companies. The directors may elect to defer receipt of all or a portion of their fees pursuant to a deferred compensation plan maintained by the Company.

Stock Option Plan for Non-Employee Directors

     Under the 1993 Stock Option Plan for Non-employee Directors (the "Plan"), each of the non-employee directors received during 1996 stock options with respect to 2,250 shares of Common Stock. Optioned shares are reflected in the individual stockholdings of the directors set forth below under "Stock Ownership of Directors, Nominees and Executive Officers". The exercise price of the options issued to Participant Directors in 1996 was $14.125 per share, which represents the Fair Market Value of the Company's Common Stock on the date of grant. For purposes of the Plan, the Fair Market Value of stock is defined as the average high and low trading prices reported on the composite tape on the date specified, or if no sale takes place on such date, the average of the bid and asked prices on such date. Stock options are exercisable during the period beginning six months after the date of grant and ending five years thereafter except in the event the option expires during a limited trading period, in which case the exercise period shall be extended for 30 days following termination of the limited trading period. All stock options are exercisable at a fixed price equal to the Fair Market Value of the Common Stock on the date the option is
granted.   The total number of shares that may be issued under the Plan may not exceed 150,000 in the aggregate, subject to proportional adjustments, and such shares may be either authorized but unissued shares or shares previously issued and reacquired by the Company. The Plan is effective for five years, terminating in 1998.

     During 1996, no stock options granted under this Stock Option Plan were exercised by any of the directors.

        SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Company securities with the SEC and to furnish the Company with copies of all such reports. It also requires directors, officers and persons who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership and subsequent reports of changes in ownership with the SEC and the New York Stock Exchange. In making this statement, the Company has relied on copies of reports that have been filed with the Commission.

     Based solely on a review of the copies of such reports prepared and filed with the Commission during 1996 by the Company's executive officers and directors, and on written representations that no other reports were required, the Company believes its directors and executive officers have complied with all Section 16(a) filing requirements. The Company does not have a ten percent holder.

       STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned by each director and nominee director, each of the executive officers named in the Summary Compensation Table and by all the directors, nominee directors and executive officers as a group as of February 26, 1997.

                     Shares of Common Stock           Percent
     Name          Beneficially Owned (1)(2)(3)(4)    of Class
     ----          -------------------------------    --------

     L. Douglas Barba           12,550
     Robert L. Barnett           1,000
     Frederic H. Bertrand       12,151 (5)
     Francis J. Boyle            8,400
     Rhonda L. Brooks              500
     Robert G. Clarke            1,000 (6)
     Luther F. Hackett          14,898 (7)
     Thomas J. Hurcomb          25,830
     F. Ray Keyser, Jr.         15,938 (8)
     Joseph M. Kraus            12,380
     Patrick J. Martin           1,000
     Mary Alice McKenzie        10,869 (9)
     Preston Leete Smith        12,799
     Robert H. Young            35,282 (10)

All directors, nominee
directors and executive
officers as a group (18)       196,865                   1.7%


     No director, nominee for director or executive officer owns any shares of the various classes of the Company's outstanding non-voting preferred stock.

(1) No director, nominee for director or executive officer owns beneficially in excess of 1% of CVPS' outstanding Common Stock. Except as otherwise indicated in the footnotes to the table, each of the named individuals possesses sole voting and investment power over the shares listed.

(2) Includes shares that the named individuals have a right to acquire pursuant to options granted under the 1988 and 1993 Stock Option Plans for Non-employee Directors as follows: Mr. Hackett, 9,000 shares; Messrs. Bertrand, Keyser, Smith and Ms. McKenzie, 10,500 shares.

(3) Includes shares that the named executive officers have a right to acquire pursuant to options granted under the 1988 Stock Option Plan for Key Employees as follows: Mr. Barba, 12,550 shares; Mr. Boyle, 5,900 shares; Mr. Hurcomb, 24,550 shares; Mr. Kraus, 11,050 shares; Mr. Young, 34,500 shares; and all executive officers as a group, 126,710 shares.

(4) Includes shares that the named executive officers hold indirectly under the Company's Employee Savings and Investment (401(k)) and Employee Stock Ownership Plans as follows: Mr. Hurcomb, 1,264 shares; Mr. Kraus, 105 shares; and Mr. Young, 415 shares.

(5) Includes 1,651 shares held jointly with his spouse over which Mr. Bertrand has voting and investment power.

(6)  Voting and investment power for all shares is shared with his spouse.

(7) Includes 3,000 shares owned by corporations over which Mr. Hackett has voting and investment power.

(8) Includes 1,688 shares held jointly with his spouse and 3,750 shares held in a Keogh Trust over which Mr. Keyser has voting and investment power.

(9) Includes 150 shares held jointly with her spouse over which Ms. McKenzie has voting and investment power.

(10) Includes one share held by Mr. Young's wife as custodian for his son over which Mr. Young disclaims beneficial ownership.

    The Company knows of no person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) which owns beneficially more than 5% of any class of the Company's outstanding equity securities.

                            LEGAL PROCEEDINGS

     On December 30, 1994, a lawsuit was filed in the United States District Court for the District of Vermont, Civil Action No. 2:94-CV386, by Bradford E. White, Michel J. Messier and John A. Wasik, against the Company, its present directors and certain former directors. This lawsuit (the "Shareholder Suit"), which purports to be on behalf of a class of consumers as well as on behalf of the Company's stockholders in enforcing the rights of the Company, alleges, among other things, (i) that F. Ray Keyser, Jr., Chairman of the Company's Board of Directors, violated Section 8 of the Clayton Act, 15 U.S.C. Subchapter 19, which precludes certain interlocking directorships, (ii) that Mr. Keyser violated his fiduciary duties to the Company's stockholders by acquiring and operating a series of businesses in competition with the Company without offering those business opportunities to the Company, (iii) that the remaining individual defendants violated their fiduciary duties to the Company's stockholders by failing to analyze, or to cause management to analyze, diversification into propane and fossil fuels, and by failing to make the Company an effective competitor of alternative fuel companies, and (iv) that the Company violated the applicable provision of the Vermont General Corporation Law by failing to provide a list of the Company's stockholders. The Shareholder Suit was seeking an unspecified amount of damages (including treble damages against Mr. Keyser), attorneys' fees and costs, a list of the Company's stockholders, and a court order to enjoin the defendants from alleged continuing violations of the law. Each of the individual defendants and the Company itself denied the allegations against them and filed a Motion to Dismiss. In an Order dated September 20, 1996, the U.S. District Court Judge dismissed all of the claims filed against the Company and its directors.

     Information regarding the Company's advancement of expenses incurred by the Company's directors in connection with the Shareholder Suit is set forth below under the captions "Report of Indemnification and Advancement of Expenses" and "Compensation Committee Interlocks and Insider
Participation".

          REPORT OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

     As described above under the caption "Legal Proceedings" each of the directors and certain former directors of the Company were named defendants in the Shareholder Suit. In accordance with Article XI of the Company's By-Laws and applicable provision of the Vermont Business Corporation Act ("VBCA"), the Company during 1996 advanced funds to pay the cost of such directors' defense of the Shareholder Suit, in the aggregate amount of approximately $406,069. As required by the Company's By-Laws and the VBCA, each of such directors has agreed to repay advances made by the Company on his or her behalf if it is ultimately determined that such director did not meet applicable standards of conduct. Such standards require that the director has acted in good faith and in a manner that he or she reasonably believed (as to actions in his or her official capacity with the Company) was in the Company's best interests, or (in all other cases) was at least not opposed to the Company's best interests.


      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board is composed entirely of outside directors and is responsible for reviewing and making recom-mendations to the Board of Directors concerning the compensation of officers of the Company and certain subsidiaries. The members of the Compensation Committee are also responsible for the administration of the Stock Option Plan for Key Employees. During 1996, the Compensation Committee held four meetings.

     The current members of the Compensation Committee are Preston Leete Smith, Chairperson, Frederic H. Bertrand, Rhonda L. Brooks, F. Ray Keyser, Jr. Gordon P. Mills, who died on January 16, 1997, was a member of the Committee during 1996. Rhonda L. Brooks has been appointed to this committee to replace Elizabeth Coleman who resigned from the Board of Directors in December 1996.

     Except for Rhonda L. Brooks, each of the members of the Compensation Committee was a named defendant in the Shareholder Suit.

       REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

Compensation Philosophy

     The philosophy of the Compensation Committee ("Committee"), with regard to executive compensation, is to maintain a total compensation pay package which, by virtue of its design and target levels, enables the Company to recruit the best talent for our jobs, to retain high performing employees by strongly rewarding exceptional performance, to encourage employees to develop their skills and abilities; and encourages and supports performance and decisions that strengthen the Company financially and strategically, including service to the customer.

Executive Officers' Compensation
Base Annual Salary

     It is the policy of the Committee to establish salaries for the Chief Executive Officer and other executive officers within a range that surrounds the 50th percentile of salaries of similar positions as reported in the annual Executive Compensation Survey conducted by the Edison Electric Institute, adjusted to reflect the size of the Company as determined by revenues.

     Within this range the salary is determined based on an evaluation of the individual's qualifications, experience and performance. Increases are limited by a merit increase budget pool, which is established annually.
The size of the pool, which is then distributed among executive officers based on an evaluation of their contribution, is based on published salary management planning surveys, which report the planned merit increase budgets of other companies. The Chief Executive Officer recommends the base salary, for those reporting to him, to the Committee.

Chief Executive Officer Compensation
Base Annual Salary

     The Committee determines the base salary of the Chief Executive Officer. Mr. Young's promotion from Chief Operating Officer to Chief Executive Officer in 1996 and his current placement in the salary range was determined by the Compensation Committee and approved by the Board of Directors. His current salary is based upon factors such as his level of experience in his position, Company performance and executive team performance.

Management Incentive Compensation Plans

     The Company's executive officers participate in the core utility Management Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to focus the efforts of the executive team on the achievement of challenging and demanding corporate objectives. When corporate performance reaches or exceeds the specified annual performance objectives, an incentive payment is earned. A well-directed Incentive Plan, in conjunction with competitive salaries and benefits, provides a level of compensation which fully rewards the skills and efforts of the executives.

     Participants are designated annually by the Board of Directors. In 1996, eight executive officers were eligible to participate including the named executive officers in the Summary Compensation Table.

     There exists a financial performance threshold, below which no incentive awards would be paid. The threshold is calibrated against the allowed return on equity. The degree to which the allowed return on equity is achieved generates a pool which is available to fund incentive payouts.

     However, performance measures must also be met in the following areas to receive an award. Each measure is equally weighted.

     Return on equity. While this measure is used to establish the incentive pool, it is also one of the measures which is assessed in determining distribution of the pool.

     Operating costs and efficiency. Measures the cost of operating and maintenance expense expressed as a percent of kilowatt hour sales, as compared to budgeted expense levels.

     Retail customer satisfaction index. Measures service reliability by compiling the combined number and duration of outages in the current year, and the result of this calculation must be a 5% reduction as measured against the previous five-year average.

     Individual performance. Based on advice and recommendation from the Chief Executive Officer ("CEO") for others reporting to him, the Committee evaluates individual officer performance, and also evaluates the performance of the CEO.

     If the maximum payout on all of the standards were to be achieved, the total incentive award would represent 30% of base salary for the Chief Executive Officer, 20% for Senior Vice Presidents and Vice Presidents, and 15% for other designated officers. Amounts paid under the Company's Incentive Plan for 1996 are set forth in the Bonus column of the Summary Compensation Table.

     Catamount Energy Corporation, a wholly owned subsidiary of the Company, also has an Incentive Plan for officers of Catamount approved annually by its Board of Directors. Officers of the Company who are also officers of Catamount may be granted a discretionary award by the Board based upon the performance of Catamount and the Board's subjective evaluation of each officer's individual contribution to that performance. Amounts paid under the Catamount Incentive Plan are set forth in the Bonus column of the Summary Compensation Table.


Long-Term Incentives

     The Committee views the Company's current long-term Stock Option Plan for Key Employees ("Stock Option Plan"), approved by the stockholders, as an important component in its strategy for attracting and retaining executives of high caliber and helps to focus management attention on increasing stockholder value.

     The options are granted to executive officers annually by the full Board on recommendation of the Committee. In 1996, nine of the Company's executive officers received options including the named executive officers in the Summary Compensation Table. The number of options is determined by reference to the annual Edison Electric Institute Executive Compensation Survey, with data statistically adjusted to reflect company size. All awards are provided by means of non-qualified stock options which have an exercise price equal to 100% of the Fair Market Value of the Common Stock of the Company on the date of grant. The options will have value only if the Company's stock price increases. The Committee's policy is that the exercise price of stock options should not be amended after grant, except in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Company's Common Stock.

     The current Stock Option Plan is effective for ten years terminating in 1997. The replacement plan, which requires stockholder approval, is described in Article 1.

     Stock options are exercisable in whole or in part from the date of grant for a period of ten years and one day but in no event later than three years after retirement from the Company. Options granted under the Stock Option Plan are not transferrable except upon the death of the optionee and during his or her lifetime are exercisable only by him or her. The options terminate immediately upon termination of employment for cause or after a specified period in the case of termination of employment for any other reason.

1997 Management Incentive Plan for Officers

     The Board of Directors adopted a revised Management Incentive Plan to be effective for the 1997 Plan (fiscal) year. The Plan more strongly ties officer compensation to stockholder fortunes, puts more officer compensation "at risk" and utilizes the "Stock Option Plan for Key Employees" in addition to the "Restricted Stock Plan for Non-employee Directors and Key Employees" in making these strong connections.

     At the end of 1996, the Compensation Committee and the Board of Directors of the Company and its subsidiaries approved changes to their own compensation plan as well as to the executive officers' short and long-term incentive plans. These changes will serve to more strongly align stockholder returns with director and officer remuneration. These changes
are described in Articles 1 and 2.   The "Stock Option Plan for Key
Employees" and the "Restricted Stock Plan for Non-employee Directors and Key Employees" are both designed to strengthen this relationship.

     It is the policy of the Committee not to compensate officers through the use of perquisites. A car is provided to the Chief Executive Officer
and periodic medical examinations for all officers.   There are no other
perquisites provided to any officer.

     The Company is eligible for tax deductions for compensation paid to its officers. As each officer's compensation is less than the one million dollar pay cap enacted by Congress as part of the Omnibus Budget
Reconciliation Act effective 1994, the Company maintains the tax treatment applicable to other employee compensation.

     The Committee retains the services of an independent expert to advise it with respect to the extent to which its pay practices are consistent with prevailing industry standards. With the assistance of its advisor, it aggressively reviews its plans each year to assure that it competitively pays and rewards executives to act in the interests of the ratepayers and the shareholders.

                            COMPENSATION COMMITTEE MEMBERS:
                            Preston Leete Smith, Chairperson
                            Frederic H. Bertrand
                            Rhonda L. Brooks
                            F. Ray Keyser, Jr.


Five-Year Shareholder Return Comparison
---------------------------------------

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a published industry or line-of-business index or an index of peer companies selected by the Company. The Board of Directors has selected for its peer group index a stock index compiled by the Edison Electric Institute ("EEI"), because the Board feels it is the most comprehensive and representative in as much as it includes stock performance data for investor-owned electric utility companies.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             CENTRAL VERMONT, EEI 100 ELECTRICS, S & P 500

            1991      1992      1993      1994      1995      1996

   CVPS     100       115.89    104.51     73.99     77.77     74.39
   EEI      100       107.59    119.58    105.74    138.55    140.22
   S&P 500  100       107.61    118.41    120.01    164.95    202.73


Assumes $100 Invested on December 31, 1991
*Total Return Assumes Quarterly Reinvestment of Dividends




            EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

     The following table sets forth all cash compensation paid or to be paid by the Company and its subsidiaries, as well as the number of stock option awards earned during the last three fiscal years by the Company's Chief Executive Officer and the four most highly compensated executive officers whose salary and incentive awards for services rendered to the Company and its subsidiaries in all capacities for 1996 exceeded $100,000.


                       SUMMARY COMPENSATION TABLE
                                                           Long Term
                                                         Compensation
                               Annual Compensation          Awards
                         ------------------------------  -------------
                                                          Securities
                                                          Underlying
                                                            Option/     All Other
Name and Principal                 Salary     Bonus          SARs     Compensation
Position (1)               Year    ($) (2)    ($)(3)         (#)        ($) (4)
-----------------------    ----   --------   -------    ------------ --------------
A. Robert H. Young         1996    231,420    50,601       12,000/0        6,906
   President and Chief     1995    178,423    51,298        6,000/0        5,876
   Executive Officer       1994    153,756        0         6,000/0        4,927

B. Francis J. Boyle(5)     1996    150,550    23,312        5,900/0          482
   Chief Financial         1995     25,529     4,917           -             164
   Officer & Vice
   President - Finance
   and Administration

C. Joseph M. Kraus         1996    115,018    18,835        3,550/0       12,130
   Vice President,         1995    102,485    33,070        3,000/0        8,820
   Secretary and           1994     96,657        0         3,000/0        8,551
   General Counsel

D. Thomas J. Hurcomb       1996    113,161    10,893        3,550/0       10,083
   Vice President          1995    109,765    11,116        3,000/0        5,536
   Marketing and           1994    104,115        0         3,000/0        4,534
   Public Affairs

E. L. Douglas Barba        1996    128,389    27,946        3,550/0        5,490
   Senior Vice President   1995    121,537    42,378        3,000/0        5,127
   and General Manager     1994    116,223    53,262        3,000/0        5,149
   Catamount Energy
   Corporation
   (Subsidiary of the Company)


(1) - The principal positions listed were held as of December 31, 1996.

(2) - Includes compensation deferred at the election of executive officers named, and includes for Mr. Young - directors' retainers and fees earned from VELCO and compensation for services performed for Vermont Yankee for which the Company was reimbursed.

(3) - Includes incentive awards by Catamount Energy Corporation, as follows for: A: 1996 - $10,000, 1995 - $17,500; B: 1996 - $5,000; C: 1996 -
$5,000, 1995 - $17,500; E: 1996 - $27,946, 1995 - $42,378, 1994 - $53,262.

(4) - The total amounts shown in this column for 1996 are comprised as follows:

    - Company matching contributions to the Employee Savings and Investment Plan (401(k)) includes for A: $6,125; C: $4,437; D: $4,526; E: $5,135.

    - Taxable term cost on executive split-dollar insurance. (An insurance plan that gives both employer and employee an interest in the policy death benefit on the employee's life) for A: $781; B: $482; C: $174; D: $724; E:
$355.

    - Includes accrued above-market interest on deferred compensation for
D: $438.

    - Pay-in-lieu of taking vacation based on Company policy for employees who qualify for C: $7,519 and D: $4,395.

(5) - Compensation data for Mr. Boyle is provided only for 1996 and a portion of 1995 because he was employed by the Company commencing September 23, 1995.

                           STOCK OPTIONS
                           -------------

     The following table sets forth stock options granted to the Company's current most highly compensated executive officers during 1996 under the Company's 1988 Stock Option Plan for Key Employees. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen a binomial model approved by the SEC. However, the ultimate value will depend on the market value of the Company's stock at a future date, which may or may not correspond to the projections below. Under this plan, no Stock Appreciation Rights ("SARs") have been granted.

Option/Stock Appreciation Rights Grants Table

                             Option/SAR Grants in Last Fiscal Year

                            Individual Grants
                     ---------------------------------------------
                                   % of
                     Number of     Total
                     Securities   Options/
                     Underlying     SARs
                      Options/   Granted to   Exercise                Grant
                        SARs     Employees    Or Base     Expira-      Date
                      Granted    In Fiscal     Price       tion      Present
Name                  (#) 1/        Year       ($/Sh)      Date       Value 2/
-------------------- ----------  ---------   ----------   --------  ----------
Robert H. Young      12,000/0      28.6%       $14.00      5/07/06   $22,730.

Francis J. Boyle      5,900/0      14.0         14.00      5/07/06    11,176.

Joseph M. Kraus       3,550/0       8.4         14.00      5/07/06     6,724.

Thomas J. Hurcomb     3,550/0       8.4         14.00      5/07/06     6,724.

L. Douglas Barba      3,550/0       8.4         14.00      5/07/06     6,724.


1/ A total of 41,975 shares were awarded to all plan participants in 1996. Stock Options are exercisable in whole or in part from the date of the grant for a period of ten years and one day.

2/ Per a binomial model as certified by an independent consultant. The assumptions used for the Model are as follows: Volatility-.1756 based on monthly stock prices for the period of July 1993 to July 1996; Risk free rate of return-6.25%; Dividend Yield-6.93% over the period of July 1993 to July 1996; and a ten year exercise term.

     The following table sets forth stock options exercised by the Company's Chief Executive Officer and the four other most highly compensated executive officers during 1996, and the number and value of all unexercised options at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's Common Stock on December 31, 1996.

Option/SAR Exercises and Year-end Value Table
---------------------------------------------

               Aggregated Option/SAR Exercises in Last Fiscal Year
                             and FY-End Option/SAR Value
               ---------------------------------------------------
      (a)                  (b)            (c)             (d)           (e)
                                                     Number of
                                                     Securities     Value of
                                                     Underlying    Unexercised
                                                    Unexercised   In-the-Money
                                                    Options/SARs   Options/SARs
                                                    At FY-End (#)  At FY-End ($)
                     Shares Acquired   Value        Exercisable/   Exercisable/
Name                 on Exercise (#) Realized($)1/  Unexercisable Unexercisable
-------------------  --------------- -------------  ------------- ------------
Robert H. Young         -                 -          34,500/0         -/-

Francis J. Boyle        -                 -           5,900/0         -/-

Joseph M. Kraus         -                 -          11,050/0         -/-

Thomas J. Hurcomb       -                 -          24,550/0         -/-

L. Douglas Barba        -                 -          12,550/0         -/-


1/ The dollar values in columns (c) and (e) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at exercise or fiscal year end, respectively.

Officers' Insurance and Supplemental Retirement Plan

     The Officers' Insurance and Supplemental Retirement Plan (the "SERP") is designed to supplement the retirement benefits available through the Company Pension Plan to the Company's officers. The SERP is a part of the Company's overall strategy for attracting and maintaining top managerial talent in the utility industry. Under this SERP, the named executive officers in the Summary Compensation Table are covered, while employed, by life insurance at the following multiple of salary: Mr. Young, four times; Messrs. Boyle, Hurcomb, Kraus and Barba, three times.

     Under the SERP, each officer is entitled to receive, upon retirement at age 65, fifteen annual payments in amounts equal to a specified percentage of the officer's final year's Base Salary (not including variable pay, options or other form of remuneration). The applicable percentages for the named executive officers in the Summary Compensation Table are as follows: Mr. Young, 44%; Messrs. Boyle, Hurcomb, Kraus and Barba, 33%. A reduced benefit is available at age 60 for officers who
attain age 55 with ten years of service.   A death benefit of $100,000
is also provided to vested retirees under this SERP. The SERP is financed through the Company's acquisition of corporate-owned life insurance.

     Shown below is the estimated Company provided benefit payable under the SERP for the named executive officers in the Summary Compensation Table, assuming they were to retire at age 65, and based on assumed final base pay amount:

               Assumed Final
              Annual Base Pay          33%            44%
              ---------------      ----------      ---------
                   $                    $              $
              ---------------      ----------      ---------
                 80,000              26,400         35,200
                100,000              33,000         44,000
                120,000              39,600         52,800
                140,000              46,200         61,600
                160,000              52,800         70,400
                180,000              59,400         79,200
                200,000              66,000         88,000
                220,000              72,600         96,800
                240,000              79,200        105,600
                260,000              85,800        114,400

Pension Plan

     The Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries (the "Pension Plan") is a defined benefit plan which covers employees, among others, who are officers. The Company pays the full cost of the Pension Plan.

     The table below shows the annual amounts payable under the present provisions of the Pension Plan as amended through December 31, 1996, based on Final Average Earnings for various years of service, assuming the employee would retire at age 65 in 1997.

      Assumed                             Years of Service
    5-Year Final      -----------------------------------------------------
   Average Earnings       15         20          25         30        35
   ----------------   ----------  --------    -------      ------    ------
     $ 80,000         $18,692    $24,932     $31,154     $37,385    $39,385
      100,000          23,942     31,923      39,904      47,885     50,385
      120,000          29,192     38,923      48,654      58,385     61,385
      140,000          34,442     45,923      57,404      68,885     72,385
      160,000 (1)      39,692     52,923      66,154      79,385     83,385

________

(1) Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $150,000 for 1995 and 1996, and $160,000 for 1997.

     Final Average Earnings is the highest five-year average of consecutive years' Base Salary as set forth in the Salary column of the Summary Compensation Table over an employee's career with the Company. Variable pay or other forms of compensation are not included.

     The amounts above are payable for the life of the retiree only, and would be reduced on an actuarial basis if survivor options were chosen. In addition, no Social Security offset applies to amounts above.

     The credited years of service at December 31, 1996, under the Pension Plan for the named executive officers in the Summary
Compensation Table were as follows:  Mr. Young, 9.6 years; Mr. Boyle,
1.2 years; Mr. Kraus, 15.5 years; Mr. Hurcomb, 29 years; and Mr. Barba,
4.4 years.

Contracts with Management

     The Company has entered into severance compensation agreements with Messrs. Young, Boyle, Hurcomb, Kraus, Barba and four other executive officers of the Company. The agreements have a five-year provision for renewal. They provide that in the event of termination of employment, or a significant change in employment status as defined in the agreement, within three years following a change in control of the Company, Messrs. Young, Boyle, Hurcomb, Kraus, Barba and one other executive officer will receive 2.999 times and three other executive officers will receive two times their average annual compensation for the preceding five or fewer years of service and certain legal fees and expenses incurred as a result of termination of employment.

     The provisions of the agreement do not apply if the executive officer retires, dies, is disabled, voluntarily resigns, or is dismissed for cause following a change in control. In exchange for agreeing to provide consulting services as requested by the Company for one year and refraining from working in competition with, or for a competitor of the Company for three years, the agreement permits continued participation in and retention of benefits under the Deferred Compensation Plan, Officers' Insurance and Supplemental Retirement Plans, and health and disability plans. The extent of these provisions depends on an individual's participation and circumstances, and is specified in each agreement. The officers with less than 10 years of service would receive a payment actuarially equivalent to benefits received under the Company's Pension Plan at age 65 with ten years of service, less any benefit paid under the Pension Plan. The agreements also provide for the payment to executive officers of an amount sufficient to offset any federal excise tax on the termination payments under Section 4999 of the Internal Revenue Code. Non-qualified stock options not immediately exercisable will become exercisable in the event of a change of control of the Company.

     A change of control occurs under the agreements when (1) any person, corporation, partnership or group acquires 20% or more of the combined voting power of the Company's outstanding securities; (2) if those members constituting a majority of the directors at any given date no longer constitute a majority of the directors at the end of a period of two consecutive years thereafter (unless the nomination of each new director was approved by a vote of at least two-thirds of the directors in office who were directors at the beginning of the period); or (3) if a third party acquires ownership or voting power of 10% or more of the outstanding voting securities of the Company, and subsequently is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, or the Company loses its exemption from or is required to register under that Act.

     During 1989, the Board also approved a severance plan in the event of a change of control for key managers of the Company. In the event of a change in control as described above and a subsequent discharge from employment within eighteen months for reason other than cause, certain managers will receive a severance payment equal to one year's base salary, outplacement services, and coverage under the Company's medical plan for one year at Company expense. Currently, seventeen managers are subject to the plan.

     The Board of Directors believes that such agreements protect the stockholders by ensuring officers and key managers can and will act in stockholders' best interests without regard to personal situations or concerns. The Board also believes that such agreements will better ensure retention and recruitment of high caliber officers and key managers.

     Between 1986 and 1990, the Company allowed officers to defer receipt of compensation in return for fifteen annual payments of a defined benefit amount upon retirement. The Company will pay the difference, if any, between the defined benefit cost and the accumulated value of deferred compensation.

     Mr. Hurcomb, who elected to participate, will receive an estimated annual Company-provided benefit, payable at age 65, of $13,900. Since this benefit does not apply to all of the named executive officers, it is not reflected in any of the pension tables.

                      INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, independent public accountants, have audited the accounts of CVPS for 1996. They have served as the Company's independent public accountants since 1985. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.



                            1998 ANNUAL MEETING
               DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     A stockholder desiring to present a proposal at the Company's 1998 Annual Stockholders' Meeting and to have such proposal considered for inclusion in the proxy materials for such meeting should submit such proposal addressed to the Secretary, Joseph M. Kraus, no later than November 27, 1997. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission and will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Company in accordance with such applicable laws and regulations.


                               OTHER MATTERS

     The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said Notice of Meeting, and any action in connection with or for the purpose of effecting the same. If any other matters properly and legally come before the meeting, the persons named as Proxies will vote upon them in accordance with their best judgement. The Proxies have no knowledge of any such other matters which may be so presented for action at the meeting.

                                   By Order of the Board of Directors

                                   ROBERT H. YOUNG
                                   President and Chief Executive Officer






It is hoped that all of the Common Stockholders will be represented in person or by proxy at the Annual Meeting. The Board of Directors earnestly urges that you VOTE, SIGN AND DATE the enclosed proxy, whether or not you are able to attend the meeting in person. PROXIES SHOULD BE MAILED IN THE ADDRESSED RETURN ENVELOPE ENCLOSED FOR THAT PURPOSE
IN
ORDER TO REACH THE OFFICE OF THE COMPANY NOT LATER THAN MAY 6, 1997.
The giving of such proxy will not affect your right to vote in person should it later be found convenient for you to attend. Any proxy given is revocable at any time prior to the voting of the share or shares represented thereby.

                                                       SCHEDULE A

                  CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                     STOCK OPTION PLAN FOR KEY EMPLOYEES

                                  ARTICLE 1

                    Purpose and Establishment of the Plan

     Section 1.1 Central Vermont Public Service Corporation (the "Company") establishes this Stock Option Plan for Key Employees (the "Plan") with the intent of advancing the best interests of the Company and its subsidiaries by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the grant of options to purchase shares of the Company's Common Stock, $6.00 par value, (the "Common Stock"), thereby increasing the personal stake of such key employees in the continued success and growth of the Company and encouraging them to remain in the employ of the Company.

     Section 1.2 Effective May 6, 1997, the Company establishes a Stock Option Plan for Key Employees as described herein. The Plan provides for the grant of stock options which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

                                 ARTICLE 2

                                Definitions

For the purposes of the Plan, the following terms shall have the meanings provided herein:

     Section 2.1  "Board"  means the Board of Directors of the Company.

     Section 2.2 "Code" means the Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings under the Code.

     Section 2.3 "Committee" means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan; provided that the Committee shall consist of all non-employee directors as contemplated by both Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

     Section 2.4  "Company" means Central Vermont Public Service
Corporation and its subsidiaries or any successor thereto.

     Section 2.5 "Disability" means permanent and total disability as defined by the Company's benefits program for disability insurance coverage.

     Section 2.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     Section 2.7 "Fair Market Value" means the closing price for the Common Stock as quoted in the Eastern Edition of the Wall Street Journal or in a similarly readily available public source for the trading day immediately prior to the applicable transaction date under the Plan. If no trading of Shares occurred on such date, the closing price per share for the preceding day on which sales of Shares occurred shall be used.

     Section 2.8  "Option"  means Stock Option.

     Section 2.9 "Optionee" means the person or persons who have the right to exercise the Option granted under this Plan.

     Section 2.10 "Participant" means the key employee covered under this Plan.

     Section 2.11 "Retirement" means attaining the same age as defined in the Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries.

     Section 2.12 "Share(s)" means the shares of the Company's Common Stock, $6.00 par value.

     Section 2.13 "Stock Option" means an option granted under the Plan to purchase Shares and which is intended not to qualify as an incentive stock option under Section 422 of the Code.

                             ARTICLE 3

                          Administration

     Section 3.1 (a) The Plan shall be administered by the Committee. The Committee shall have authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, authority to select the Participants to be granted Options, to determine the size and terms of the Options to be granted to each participant selected, to determine the time or times when the Options will be granted, the period or periods during which Options will be exercisable, and to prescribe the form of the agreements embodying Options granted under the Plan.

     (b) The Committee shall be authorized to interpret the Plan and establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

     (c) In no event, however, shall the Committee have the right to grant dividend equivalents in respect of Options or to cancel outstanding Options for the purpose of replacing or regranting such Options with a purchase price that is less than the purchase price of the original Option.

     (d) The Committee shall maintain a written record of its proceedings. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding on all persons affected by the decision, including the Company, any Participant or Optionee or any person claiming any rights under the Plan from or through any Participant or Optionee. The Committee may delegate to one or more of its members or to any officer or officers of the Company such administrative duties under the Plan as the Committee may deem advisable.

                                ARTICLE 4

                    Eligibility and Participation

     Section 4.1 Options may be granted to key employees as the Committee may from time to time select. Any Participant shall be eligible to receive one or more Options subject to the limitation set forth in Article 5. In determining the persons to whom Options are to be granted and the number of Shares subject to each Option grant, the Committee shall take into consideration the person's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant. For purposes of participation in the Plan, the term Company shall include any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

                               ARTICLE 5

                         Limitations on Grants

     Section 5.1 There may be delivered under the Plan an aggregate number of Shares of not more than 350,000 Shares, subject to adjustment as provided in Section 5.2. The aggregate number of Shares that may be covered by Options granted to a single individual under the Plan shall not exceed 350,000 Shares. Shares delivered pursuant to the Plan may consist in whole or in part of authorized and unissued Shares or reacquired Shares and held in treasury and no fractional Shares shall be delivered under the Plan. Cash may be paid in lieu of any fractional Shares in the exercise of Options under the Plan. In the event that Options shall be forfeited or canceled, or Options which shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the Shares that were either not purchased and as such forfeited, canceled, terminated or expired. For purposes of this Section, the number of Shares deemed to be delivered under the Plan upon the exercise of an Option shall equal the number of Shares as to which the Option is exercised less the number of Shares tendered, if any, pursuant to Section 6.6. However, the number of Shares deemed exercised by the Optionee under the applicable Option(s) shall be the full number of Shares specified in the exercise notice required under Section 6.6.

     Section 5.2 In the event of any change in the number of outstanding Shares or Share price by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of the Company assets to stockholders, or any other similar change, or if there are limitations on the numbers or kinds of Shares that may be delivered as set forth in
Section 5.1 under the Plan, or in the exercise price per Share relating thereto, an adjustment shall be made by the Committee to carry out the intent of the Plan by providing each Participant with the same value of the incentive Options as was intended through previous Option grant(s). Any such adjustments shall be conclusive and binding for all purposes of the Plan.

                             ARTICLE 6

                Terms and Conditions of Stock Options

     Section 6.1 An Option under the Plan shall be in such form as the Committee may from time to time approve. Each Option shall be subject to the terms and conditions provided in this Article 6 and shall contain such other or additional terms and conditions as the Committee may deem desirable, but in no event shall such terms and conditions be inconsistent with the Plan and, in the case of Options, require the Options to comply with the provisions of the Code applicable to incentive stock options as described in Section 422 of the Code.

     Section 6.2 The purchase price per Share under an Option shall be determined by the Committee, but may not be less than 100 percent of the Fair Market Value of a Share on the date the Option is granted; provided however, that in the case of any Option granted hereunder prior to either or both of the stockholder approval and authorization by the Vermont Public Service Board contemplated by Article 8 hereof, for the purpose of determining the purchase price per share, such Option shall be deemed to have been granted on the date of the earlier to occur of such approval and authorization.

     Section 6.3 The period during which an Option may be exercised shall be fixed by the Committee; provided that no Option shall be exercisable after the expiration of ten years from the date such Option is granted, except as otherwise provided.

     Section 6.4 An Optionee's Options shall expire three months after the termination of the Optionee's employment for any reason other than death, Disability, or Retirement and shall be limited to the shares which could have been purchased by the Optionee at the date of termination of employment.

     Section 6.5 (a) Upon the termination of an Optionee's employment by reason of death, Disability, or Retirement, Options held on the termination date by such Optionee shall be exercisable, irrespective of whether the Options were fully exercisable on that date. The Optionee's Options shall expire unless exercised within one year from the date of such termination of employment.

     (b) The Committee may, at any time on or before the termination of the exercise period of an Optionee's Options, extend the exercise period for any Optionee whose employment has terminated due to death, Disability or Retirement. If so extended, the term of the exercise period shall expire on the date specified by the Committee, which date shall be no later than the date which is sixty (60) months following the date of the Participant's termination of employment. In no event may the term of an Option including extensions, exceed the term set forth in
Section 6.3 above.

     Section 6.6 An Option may be exercised in whole or in part from time to time during the Option period (or, if determined by the Committee, in specified installments during the Option period) by giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the purchase price either by cash or such other method as may be permitted by the Committee, including but not limited to (i) personal check, (ii) tendering (either actually or by attestation) Shares owned by the Optionee having a Fair Market Value at the date of exercise equal to such purchase price, (iii) a third-party exercise procedure, or (iv) in a combination of the foregoing. An Optionee shall have the rights of a shareholder only with respect to Shares for which certificates have been issued to such person.

     Section 6.7 (a) As a condition to the delivery of any Shares pursuant to the exercise of an Option, the Committee may require that the Optionee, at the time of such exercise, pay to the Company an amount to satisfy any applicable tax withholding obligation or such greater amount of withholding as the Committee shall determine from time to time, or the Committee may take such other action as it may deem necessary to satisfy any such withholding obligations.

     (b) The Committee, in its sole discretion, may permit or require an Optionee to satisfy all or a part of the tax withholding obligations incident to the exercise of an Option by having the Company withhold a portion of the Shares that would otherwise be issuable to the Optionee. Such Shares shall be valued based on their Fair Market Value on the date the tax withholding is required to be made. Any such Share withholding with respect to an Optionee subject to Section 16(a) of the Exchange Act shall be subject to such limitations as the Committee may impose to comply with the requirements of Section 16 of the Exchange Act.

                              ARTICLE 7

                          General Provisions

     Section 7.1 Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that:
(a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any governmental regulatory body, or (c) an agreement by the Participant with respect to the disposition of Shares is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of Shares thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

  Section 7.2 The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without the approval by stockholders, may (a) increase the total number of Shares which may be issued under the Plan, except as provided in Section 5.2 hereof, (b) change the class of Participants of the Company to whom options may be granted, or (c) cause the Plan to no longer comply with the Exchange Act or any other federal or state statutory or regulatory requirements.

     Section 7.3 Subject to the terms of the Plan, the Committee may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant's consent.

     Section 7.4 Any grant under the Plan may be canceled at any time with the consent of the Participant and a new grant may be provided to such Participant in lieu thereof.

     Section 7.5 Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company, as shall be determined from time to time by the Committee.

     Section 7.6 Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of stock are issued to them.

     Section 7.7 Except as expressly provided in the Plan, no grant of Options shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Optionee, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Optionee or by the guardian or legal representative of such Optionee or pursuant to a QDRO.

     Section 7.8 Determinations by the Committee under the Plan (including without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms, conditions and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive or are eligible to receive grants under the Plan, whether or not such persons are similarly situated.

     Section 7.9 No employee or other person shall have any claim or right to be granted Options under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any subsidiary or affect any right of the Company or any subsidiary to terminate any Participant's employment.

     Section 7.10 At the time of grant and by accepting any grant of Options under the Plan, each Participant and each person claiming through such Participant shall be conclusively deemed to have indicated such Participant's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, or the Committee.

     Section 7.11 The Plan shall become effective as of May 6, 1997 subject to approval by stockholders at the Company's Annual Meeting of Stockholders. No grant may be given under the Plan after May 6, 2006, but grants theretofore granted may extend beyond such date.

     Section 7.12 Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant, Optionee or other person. To the extent any person holds any rights by virtue of an Option granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon such person any right, title or interest in any assets of the Company.

     Section 7.13 The Plan may be amended at any time and from time to time by the Board and without the approval of stockholders of the Company, except that no amendment which increases the aggregate number of shares which may be delivered pursuant to the Plan or which, in the absence of stockholder approval, would cause the Plan not to comply with the Exchange Act or Section 162(m) of the Code shall be effective unless and until the same is approved by the stockholders of the Company. No amendment of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent under any Option granted under the Plan.

     Section 7.14 The Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan; or

     (b)  the tenth anniversary of obtaining stockholder approval.

After termination of the Plan, no Options may be granted. No termination of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent, under any Option theretofore granted under the Plan.

     Section 7.15 The Plan shall be submitted to the stockholders of the Company for approval. Shares may not be delivered under the Plan unless and until such delivery is authorized by the Vermont Public Service Board. Options may be granted hereunder prior to such approval and authorization but shall be contingent upon obtaining such approval and authorization. The stockholders of the Company shall be deemed to have approved the Plan only if it is approved at a meeting of the stockholders duly held by vote taken in the manner required by the laws of the State of Vermont.

     Section 7.16 The provisions of the Plan shall take precedence over any conflicting provision contained in an Option. The Plan shall be governed by and construed in accordance with the laws of the State of Vermont. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the term and provisions will remain in full force and effect and will in no way be affected, impaired or invalidated.

                              ARTICLE 8

                   Acceleration and Change in Control

     Section 8.1 Notwithstanding anything herein to the contrary, if a change in control of the Company occurs, or if the Committee determines in its sole discretion that an acceleration event has occurred, then all Stock Options shall become fully exercisable as of the date such change in control occurred or the Committee determines that an acceleration event has occurred.

     For the purposes of the Plan, an acceleration event may be deemed to have occurred if the Board of Directors determines that a particular event involving the Company has or will change the Company's (a) main core of business, (b) nature of its products and/or services, or (c) typical consumer of its products and/or services, or (d) business so profoundly that the Board of Directors decides that an acceleration event has occurred.

     For purposes of the Plan a change in control of the Company shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (i) the acquisition, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities by any third person including a "Group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934; or

     (ii) a change in the membership of the Board of Directors over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period; or

     (iii) the acquisition by a third person either directly or indirectly, of the right to own, control or hold with power to vote 10% or more of the outstanding voting securities of the Company, if immediately subsequent to the acquisition of the Company's voting securities by such third person: (a) such third person shall be a "public utility holding company" within the meaning of the 1935 Act, whether or not exempt from registration thereunder, or (b) the Company shall be in danger of losing its exemption under the 1935 Act or shall otherwise be required to register under the 1935 Act.

                                                          SCHEDULE B

                CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                        RESTRICTED STOCK PLAN FOR
                          NON-EMPLOYEE DIRECTORS
                            AND KEY EMPLOYEES

                               ARTICLE 1

                  Purpose and Establishment of the Plan

     Section 1.1 Central Vermont Public Service Corporation (the "Company") establishes this Restricted Stock Plan for Non-employee Directors and Key Employees (the "Plan") with the intent of advancing the best interests of the Company and its subsidiaries by providing key employees and members of the Board of Directors who have substantial responsibility for corporate management and growth with additional incentives through the grant of Restricted Stock, thereby increasing the personal stake of such key employees and members of the Board of Directors in the continued success and growth of the Company.

     Section 1.2 Effective May 6, 1997, the Company establishes a Restricted Stock Plan for Non-employee Directors and Key Employees as described herein. The Plan provides for the grant of Restricted Stock.

                              ARTICLE 2

                            Definitions

For the purposes of the Plan, the following terms shall have the meanings provided herein:

     Section 2.1  "Board"  means the Board of Directors of the Company.

     Section 2.2 "Code" means the Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings under the Code.

     Section 2.3 "Committee" means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan, provided that the Committee shall consist of all non-employee directors as contemplated by both Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

     Section 2.4  "Company" means Central Vermont Public Service
Corporation and its subsidiaries or any successor thereto.

     Section 2.5 "Disability" means permanent and total disability as defined by the Company's benefits program for disability insurance coverage.

     Section 2.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     Section 2.7 "Participant" means the person whether a key employee or Board member of the Company covered under this Plan.

     Section 2.8 "Restricted Stock" means the Company's Common Stock with terms and conditions granted to a Participant under this Plan.

     Section 2.9 "Retirement" means for employees other than members of the Board of Directors, attaining the same age as defined in the Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries, and for members of the Board of Directors normally attaining the age of 70 as defined in the By-laws of the Company.

     Section 2.10 "Share(s)" means the shares of the Company's Common Stock, $6.00 par value.

                               ARTICLE 3

                             Administration

     Section 3.1 (a)   The Plan shall be administered by the Committee.
The Committee shall have authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, authority to select the Participants to be granted Restricted Stock, to determine the amount and terms of the Restricted Stock to be granted to each participant selected, to determine the time or times when the Restricted Stock will be granted, the holding period on the Restricted Stock, and to prescribe the form of the agreements to the Restricted Stock granted under the Plan.

     (b) The Committee shall be authorized to interpret the Plan and the Restricted Stock granted under the Plan and to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or Restricted Stock in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

     (c) In no event, however, shall the Committee have the right to grant dividend equivalents in respect of Restricted Stock or to cancel Restricted Stock for the purpose of replacing or regranting such Restricted Stock or changing the holding period by requiring a longer duration than originally declared or changing any of the conditions which changes or prolongs the restrictions.

     (d) The Committee shall maintain a written record of its proceedings. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding on all persons affected by the decision, including the Company, any Participant or any person claiming any rights under the Plan from or through any Participant. The Committee may delegate to one or more of its members or to any officer or officers of the Company such administrative duties under the Plan as the Committee may deem advisable.

                             ARTICLE 4

                   Eligibility and Participation

     Section 4.1 Restricted Stock may be granted to key employees and members of the Board of Directors as the Committee may from time to time select. Any Participant shall be eligible to receive one or more Shares of Restricted Stock, subject to the limitation set forth in Article 5. In determining the persons to whom Restricted Stock are to be granted and the number of Shares granted, the Committee shall take into consideration the person's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant. For purposes of participation in the Plan, the term Company shall include any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

                             ARTICLE 5

                        Limitations on Grants

     Section 5.1 There may be delivered under the Plan an aggregate number of Restricted Stock of not more than 70,000 Shares, subject to adjustment as provided in Section 5.2. The aggregate number of Shares that may be covered by Restricted Stock granted to a single individual under the Plan shall not exceed 70,000 Shares. Restricted Stock delivered pursuant to the Plan may consist in whole or in part of authorized and unissued Shares or reacquired Shares and held in treasury and no fractional Shares shall be delivered under the Plan. In the event that Restricted Stock shall be forfeited or canceled, new Restricted Stock may be granted covering the Shares that were forfeited, canceled, terminated or expired.

     Section 5.2 In the event of any change in the number of outstanding Shares or Share price by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of the Company assets to stockholders, or any other similar change, then an adjustment shall be made by the Committee to carry out the intent of the Plan by providing each Participant with the same value of the incentive Shares as was intended under the previous grant(s) of Restricted Stock. Any such adjustments shall be conclusive and binding for all purposes of the Plan.

                             ARTICLE 6

            Terms and Conditions of Restricted Stock Grants

     Section 6.1 Restricted Stock may be granted to the Participants as the Committee may from time to time select. A Participant shall be eligible to receive one or more Shares of Restricted Stock. In determining the Participants to whom Restricted Stock is to be granted, the number of Shares subject to the grant, and the conditions and terms of the restrictions on the Shares, the Committee shall take into consideration the Participant's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant.

     Section 6.2 The Restricted Stock shall have the restrictions noted on the face of the certificates, and the Shares shall be issued in the name of the Participant and deposited with the Company during the period of restriction.

     Section 6.3 The Restricted Stock shall be deemed to have been earned by a Participant upon meeting the terms and conditions placed on the stock at the time of grant. The Committee shall determine and certify that the terms and conditions have been met by the Participant and at such time the restrictions shall lapse for all or part of the Shares granted upon such satisfaction by the Committee.

     Section 6.4 During the period subject to the restrictions set forth in this Article, the Participant shall be entitled to receive the dividends and vote the Shares that have been issued in the name of that Participant.

     Section 6.5 If during the period of restriction, the Participant's employment terminates other than by death, Disability or Retirement, the Participant forfeits any right to the Restricted Stock.

     Section 6.6 If during the period of restriction, the Participant's employment with the Company terminates either due to death, Disability, or Retirement, all restrictions on the Restricted Stock lapse and the Participant shall be deemed to have earned all Restricted Stock on the date of the Participant's death, disability or Retirement.

                              ARTICLE 7

                          General Provisions

     Section 7.1 Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that:
(a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any governmental regulatory body, or (c) an agreement by the Participant with respect to the disposition of Shares is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of Shares thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     Section 7.2 The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without the approval by stockholders, may (a) increase the total number of Shares which may be issued under the Plan, except as provided in Section 5.2 hereof, (b) change the class of Participants of the Company to whom grants may be granted, or (c) cause the Plan to no longer comply with the Exchange Act or any other federal or state statutory or regulatory requirements.

     Section 7.3 Subject to the terms of the Plan, the Committee may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant's consent.

     Section 7.4 Any grant under the Plan may be canceled at any time with the consent of the Participant and a new grant may be provided to such Participant in lieu thereof.

     Section 7.5 Restricted Stock distributed pursuant to the Plan shall be made available from authorized and unissued Shares or reacquired and held in treasury, as shall be determined from time to time by the Committee.

     Section 7.6 Except as expressly provided in the Plan, no grant of Restricted Stock shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income
Security Act of 1974, as amended, or the rules thereunder.

     Section 7.7 Determinations by the Committee under the Plan (including without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms, conditions and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive or are eligible to receive grants under the Plan, whether or not such persons are similarly situated.

     Section 7.8 No employee or other person shall have any claim or right to be granted Restricted Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any subsidiary or affect any right of the Company or any subsidiary to terminate any Participant's employment.

     Section 7.9 At the time of grant and by accepting any grant of Restricted Stock under the Plan, each Participant and each person claiming through such Participant shall be conclusively deemed to have indicated such Participant's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, or the Committee.

     Section 7.10 The Plan shall become effective as of May 6, 1997 subject to approval by stockholders at the Company's Annual Meeting of Stockholders. No grant may be given under the Plan after May 6, 2006, but grants theretofore granted may extend beyond such date.

     Section 7.11 Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of Restricted Stock granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon such person any right, title or interest in any assets of the Company.

     Section 7.12 The Plan may be amended at any time and from time to time by the Board and without the approval of stockholders of the Company, except that no amendment which increases the aggregate number of Shares which may be delivered pursuant to the Plan or which, in the absence of stockholder approval, would cause the Plan not to comply with the Exchange Act or Section 162(m) of the Code shall be effective unless and until the same is approved by the stockholders of the Company. No amendment of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent, under the Restricted Stock granted under the Plan.

     Section 7.13 The Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan; or

     (b)  the tenth anniversary of obtaining stockholder approval.

After termination of the Plan, no Restricted Stock may be granted. No termination of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent, under any Restricted Stock theretofore granted under the Plan.

     Section 7.14 The Plan shall be submitted to the stockholders of the Company for approval. Shares may not be delivered under the Plan unless and until such delivery is authorized by the Vermont Public Service Board. Restricted Stock may be granted hereunder prior to such approval and authorization but shall be contingent upon obtaining such approval and authorization. The stockholders of the Company shall be deemed to have approved the Plan only if it is approved at a meeting of the stockholders duly held by vote taken in the manner required by the laws of the State of Vermont.

     Section 7.15 The provisions of the Plan shall take precedence over any conflicting provision contained on the Restricted Stock. The Plan shall be governed by and construed in accordance with the laws of the State of Vermont. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the term and provisions will remain in full force and effect and will in no way be affected, impaired or invalidated.

                                ARTICLE 8

                    Acceleration and Change in Control

     Section 8.1 Notwithstanding anything herein to the contrary, if a change in control of the Company occurs, or if the Committee determines in its sole discretion that an acceleration event has occurred, then all restrictions on Restricted Stock grants shall expire as of the date such change in control occurred or the Committee determines that an acceleration event has occurred.

     For the purposes of the Plan, an acceleration event may be deemed to have occurred if the Board of Directors determines that a particular event involving the Company has or will change the Company's (a) main core of business, or (b) nature of its products and/or services, or
(c) typical consumer of its products and/or services, or (d) business so profoundly that the Board of Directors decides that an acceleration event has occurred.

     For the purposes of the Plan a Change in Control of the Company shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (i) the acquisition, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities by any third person including a "Group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934; or

     (ii) a change in the membership of the Board of Directors over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period; or

     (iii) the acquisition by a third person either directly or indirectly, of the right to own, control or hold with power to vote 10% or more of the outstanding voting securities of the Company, if immediately subsequent to the acquisition of the Company's voting securities by such third person: (a) such third person shall be a "public utility holding company" within the meaning of the 1935 Act, whether or not exempt from registration thereunder, or (b) the Company shall be in danger of losing its exemption under the 1935 Act or shall otherwise be required to register under the 1935 Act.

                                                       APPENDIX


               CENTRAL VERMONT PUBLIC SERVICE CORPORATION
           Proxy for Annual Meeting of Stockholders, May 6, 1997
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints F. RAY KEYSER, JR., PRESTON LEETE SMITH AND ROBERT H. YOUNG as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Central Vermont Public Service Corporation held of record by the undersigned on February 26, 1997, at the Annual Meeting of Stockholders to be held May 6, 1997, at the Holiday Inn, Route 7 South, Rutland, Vermont, or at any and all adjournments thereof.

(1)    APPROVAL of Stock Option plan for Key Employees.    (Directors
recommend a vote FOR Article 1)






                FOR            AGAINST          ABSTAIN

(2)     APPROVAL of Restricted Stock Plan for Non-employee Directors and
Key Employees.   (Directors recommend a vote FOR Article 2)

                FOR           AGAINST           ABSTAIN

(3)    ELECTION OF DIRECTORS (Directors recommend a vote FOR Article 3)

  FOR Nominees listed below (except as written       WITHHOLD AUTHORITY
      to the contrary on the line provided below)     to vote for all
                                                         nominees.

  Directors whose terms will expire in  year 2000:

  Frederic H. Bertrand, Mary Alice McKenzie, Robert L. Barnett, Robert
G. Clarke

  Director whose term will expire in year 1999: Patrick J. Martin

  Instruction: To Withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:

_____________________________________________________________________
   (Continued, and to be signed on reverse side)
------------------------------------------------------------------------

Detach Card


                           IMPORTANT
                 Please send in your proxy today.

Please vote, sign, date and return the proxy card above in the envelope provided. If you do so now, the Company will avoid the expense of follow-up solicitations.

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such other business is presented for action at the meeting, it is the intention of the Proxies to vote all such matters in accordance with their best judgment.
This proxy when properly executed will be voted in the manner indicated herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Articles 1, 2 and 3.

Please vote, sign, date and return the proxy card promptly using the enclosed envelope.


                                  DATED ___________________, 1997

                                  _______________________________

                                  _______________________________
                                     Signature of Stockholder(s)

Please sign exactly as the name(s) appear. Joint owners each must sign. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------


Detach Card


                               IMPORTANT
                   Please send in your proxy today.

Please vote, sign, date and return the proxy card above in the envelope provided. If you do so now, the Company will avoid the expense of follow-up solicitations.